Exhibit 16.1

July 15, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read paragraphs (a), (b), (c) and (d) of Item 4 of The Beacon Financial Futures Fund, L.P. Form 8-K dated July 15, 2005 and we agree with the statements made therein.

Yours truly,

Deloitte & Touche LLP

Princeton, New Jersey